UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

BLUE WORLD ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41256	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

244 Fifth Avenue, Suite B-88
New York, NY 10001

(Address of principal executive offices)

(646) 998-9582

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A Ordinary Share, $0.0001 par value, one-half of one redeemable Warrant, each whole warrant to acquire one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	BWAQU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	BWAQ	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	BWAQW	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-tenth of one Class A Ordinary Share	BWAQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 5, 2023, Blue World Acquisition Corporation (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the Market Value of Listed Securities (“MVLS”) for the Company was below the $50 million minimum MVLS requirement for continued listing on the Nasdaq Global Market (the “Global Market”) under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities.

On January 12, 2024, the Company’s sponsor, Blue World Holdings Limited (the “Sponsor”) and Fuji Solar Co., Ltd (“Fuji Solar,” together with the Sponsor, collectively, the “Converting Shareholders”) notified the Company that they elected to convert a total of 700,000 Class B ordinary shares held by them to the same number of Class A ordinary shares, among which 400,000 shares are held by the Sponsor and 300,000 shares are held by Fuji Solar, respectively. On January 17, 2024, 700,000 Class B ordinary Shares held by the Converting Shareholders were converted into the same number of Class A ordinary shares (the “Class B Conversion”). As a result of and following the Class B Conversion, the Company currently has 5,002,246 Class A ordinary shares and 1,600,000 Class B ordinary shares issued and outstanding, respectively. Class A ordinary shares are currently traded on the Global Market under the symbol “BWAQ” and deemed by Nasdaq to be the Company’s “Listed Securities” for purposes of Rule 5450(b)(2)(A)

Based on the closing trading price of Class A ordinary shares of $11.08 on January 17, 2024, the estimated Company’s total MVLS is approximately $55.42 million, giving effect to the Class B Conversion, which is in excess of the $50 million MVLS requirement for continued listing on the Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue World Acquisition Corporation

	By:	/s/ Liang Shi
	Name:	Liang Shi
	Title:	Chief Executive Officer

Date: January 18, 2024

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